Exhibit 10.1

€400,000,000
TERM LOAN CREDIT AGREEMENT
Dated as of September 14, 2017
among
ES SINOPE HOLDING B.V.
as the Borrower
THE LENDERS FROM TIME TO TIME PARTY HERETO
as Lenders
and
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
as the Administrative Agent

i

ii

SCHEDULES

Schedule I	Initial Lender’s Initial Commitments

Schedule 1.01	Administrative Agent’s Address

EXHIBITS

Exhibit A	Form of Assignment and Assumption

Exhibit B	[Reserved]

Exhibit C	Form of Note

Exhibit D	Form of Notice of Borrowing

Exhibit E-1	Form of U.S. Tax Compliance Certificate (Foreign Lenders that are not Partnerships)

Exhibit E-2	Form of U.S. Tax Compliance Certificate (Foreign Participants that are not Partnerships)

Exhibit E-3	Form of U.S. Tax Compliance Certificate (Foreign Participants that are Partnerships)

Exhibit E-4	Form of U.S. Tax Compliance Certificate (Foreign Lenders that are Partnerships)

iii

TERM LOAN CREDIT AGREEMENT
Dated as of September 14, 2017
This TERM LOAN CREDIT AGREEMENT is entered into as of September 14, 2017 among ES Sinope Holding B.V., a private company with limited liability incorporated under the laws of the Netherlands (the “Borrower”), the Lenders from time to time party hereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”), as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”).
In consideration of the premises and the agreements, provisions and covenants herein contained, the Borrower, the Lenders and the Administrative Agent agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
Section 1.01    Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Administrative Agent” has the meaning specified in the recital of parties.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Advance” means an advance made pursuant to Section 2.01.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or executive officer (as such term is used in Regulation S-K promulgated under the Securities Act of 1933, as amended) of such Person.
“Agent Parties” has the meaning specified in Section 9.02(g)(ii).
“Agent’s Spot Rate of Exchange” means, in relation to any amount denominated in any currency, and unless expressly provided otherwise, (a) the rate as determined by OANDA Corporation and made available on its website at www.oanda.com/currency/converter/ or (b) if customary in the relevant interbank market, the bid rate that appears on the Reuter’s (Page AFX= or Screen ECB37, as applicable) screen page for cross currency rates, in each case with respect to such currency on the date specified in the definition of “Equivalent”, provided that if such service or screen page ceases to be available, the Administrative Agent shall use such other service or page quoting cross currency rates as the Administrative Agent determines in its reasonable discretion.

“Agreement” means this Term Loan Credit Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Lending Office” means, with respect to each Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
“Applicable Margin” means 1.75% per annum.
“Approved Fund” means any fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit A hereto.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).
“Borrower” has the meaning specified in the recital of parties.
“Borrower Agent” means agents of the Borrower acting in capacity with, or benefitting from, this Agreement or the proceeds of any Borrowing.
“Borrower Materials” has the meaning specified in Section 9.02(g)(i).
“Borrowing” means a borrowing of Advances made by the Lenders pursuant to this Agreement on the same date to the Borrower pursuant to the same Notice of Borrowing.
“BTMU” has the meaning specified in the recital of parties.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City and if the applicable Business Day relates to any Eurocurrency Rate Advances, on which dealings are carried on in the London interbank market and banks are open for business in London (and, in the case of an Advance denominated in Euro, a day that is also a TARGET Day).
“Capital Lease” means, with respect to any Person, any lease of any property by that Person as lessee which would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commitment” means the commitment of each Lender to make an Advance hereunder on the Funding Date. The initial aggregate amount of the Lenders’ Commitments is €400,000,000.
“Communications” has the meaning specified in Section 9.02(g)(ii).
“CRR” means the Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012.
“Customary Permitted Liens” means, with respect to any Person, any of the following Liens:
(a)    Liens with respect to the payment of taxes, assessments or governmental charges in each case that are not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;
(b)    Liens of landlords arising by statute or lease contracts entered into in the ordinary course, inchoate, statutory or construction liens, and liens of suppliers, mechanics, carriers, materialmen, warehousemen, producers, operators or workmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;
(c)    liens, pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security benefits, taxes, assessments, statutory obligations or other similar charges or to secure the performance of bids, tenders, sales, leases, contracts (other than for the repayment of borrowed money) or in connection with surety, appeal, customs or performance bonds or other similar instruments;
(d)    encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property not materially detracting from the value of such real property and not materially interfering with the ordinary conduct of the business conducted at such real property;
(e)    encumbrances arising under leases or subleases of real property that do not, individually or in the aggregate, materially detract from the value of such real property or materially interfere with the ordinary conduct of the business conducted at such real property;
(f)    encumbrances arising under licenses or sublicenses of intellectual property granted in the ordinary course of such Person’s business;
(g)    financing statements with respect to a lessor’s rights in and to personal property leased to such Person in the ordinary course of such Person’s business; and
(h)    liens, pledges or deposits made in the ordinary course of banking arrangements in connection with any netting or set-off arrangements for the purpose of netting debit and credit balances or any security arising over any bank accounts held with any bank or financial institution under the standard terms and conditions of such bank or financial institution; and
(i)    any Lien including any netting or set-off arising by operation of law as a result of the existing of a fiscal unity (fiscale eenheid) for Dutch tax purposes of which any Dutch Loan Party is or has been a member.
“Debt” means, with respect to any Person, (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments and (c) obligations of such Person as lessee under Capital Leases; provided that “Debt” shall not include borrowings against the cash surrender value of life insurance policies covering employees of the Borrower or its Affiliates and owned by the Borrower so long as (i) recourse for such borrowings is limited to such policies and the proceeds thereof and (ii) any value assigned to such policies on the consolidated financial statements of the Borrower and its Subsidiaries is net of the amount of such borrowings.
“Dutch Loan Party” means the Borrower and any Subsidiary that is incorporated or existing under the laws of the Netherlands or that is resident for tax purposes in the Netherlands.
“DXC” means DXC Technology Company, a Nevada corporation and the parent of the Borrower.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 9.07(b)(iii), Section 9.07(b)(v) and Section 9.07(b)(vi) (subject to such consents, if any, as may be required under Section 9.07 (b)(iii)).
“Environmental Law” means any and all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions of any federal, state or local governmental authority within the United States or any State or territory thereof and which relate to the pollution or protection of the environment or the release of any hazardous materials into the environment.
“Equivalent” of a currency for another currency means the Administrative Agent’s Spot Rate of Exchange of such currency at approximately 11:00 A.M. (London time) on the date as of which the foreign exchange computation is made.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EURIBOR Rate” means, for any Interest Period for each Advance denominated in Euro comprising part of the same Borrowing, an interest rate per annum equal to (a) the Euro interbank offered rate administered by the Banking Federation of the European Union (or any other person which takes over administration of that rate) for the relevant period displayed on page EURIBOR01 of the Reuters screen at or about 11:00 A.M. (Central European time) two TARGET Days before the first day of such Interest Period or, if such page or such service shall cease to be available, such other page or such other service for the purpose of displaying an average rate of the Banking Federation of the EMU as the Administrative Agent, after consultation with the Lenders and the Borrower, shall reasonably select; provided that any comparable or successor rate shall be applied in a manner consistent with market practice or (b) if no quotation for the Euro for the relevant period is displayed and the Administrative Agent has not selected an alternative service on which a quotation is displayed, the rate per annum at which deposits in Euro for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Advance being made or Continued and with a term equivalent to such Interest Period would be offered by BTMU’s London branch (or other branch or Affiliate) to leading banks in the European interbank market at or about 11:00 A.M. (Central European time) two TARGET Days before the first day of such Interest Period; provided that the EURIBOR Rate shall at no time be less than 0% per annum.

“Euro” and “€” mean the single currency of the Participating Member States.
“Eurocurrency Default Interest” has the meaning specified in Section 2.07(b).
“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Eurocurrency Rate” means, for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Borrowing, the rate per annum equal to the EURIBOR Rate; provided, further that the Eurocurrency Rate shall at no time be less than 0% per annum.
“Eurocurrency Rate Advance” means an Advance which bears interest as provided in Section 2.07(a).
“Events of Default” has the meaning specified in Section 6.01.
“Exchange Act Report” means collectively, the Form S-4, the Annual Reports of DXC, if any on Form 10-K, from time to time, the Quarterly Reports on Form 10-Q, from time to time, and Reports on Form 8-K of DXC, if any filed with or furnished to the SEC from time to time.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, branch profits Taxes or similar Taxes imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), (b) Other Connection Taxes, (c) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Advance or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.17(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.12, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (d) Taxes attributable to such Recipient’s failure to comply with Section 2.12(f), (e) any withholding Taxes imposed under FATCA and (f) Taxes assessed on a Recipient under the laws of the Netherlands, if an to the extent such Tax becomes payable as a result of such Recipient having a substantial interest (aanmerkelijk belang) as defined in the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001) in a Dutch Loan Party.
“Facility” means the term loan facility hereunder.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Fee Letter” means the separate fee letter dated as of the date hereof between the Borrower and The Bank of Tokyo-Mitsubishi UFJ, Ltd.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Form S-4” means the Form S-4 Registration Statement originally filed with the SEC on November 2, 2016 as amended prior to the Funding Date.
“Funding Date” means the first date on which the conditions set forth in Section 3.01 have been satisfied.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Granting Lender” has the meaning specified in Section 2.18.
“Indemnified Person” has the meaning specified in Section 9.04(c).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Information” has the meaning specified in Section 9.19.

“Initial Advance” means a loan made by the Initial Lender to the Borrower pursuant to Section 2.01 of this Agreement on the Funding Date.
“Initial Commitment” means, with respect to the Initial Lender, the commitment of the Initial Lender to make the Initial Advance hereunder on the Funding Date in the amount set forth on Schedule I.
“Initial Lender” means the Lender listed on Schedule 1 as having one or more Initial Commitments.
“Interest Period” means the period commencing on the Funding Date and ending three months thereafter, and each period thereafter commencing on the last day of the preceding Interest Period and ending three months thereafter; provided, however, that:
(a)    any Interest Period which would end after the Maturity Date will end on the Maturity Date;
(b)    any Interest Period that begins on the last Business Day of any calendar month, or on any day for which there is no corresponding day in the last month of such Interest Period, shall end on the last Business Day of the month at the end of such Interest Period; and
(c)    whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided~~,~~ that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the preceding Business Day.
“IRS” means the United States Internal Revenue Service.
“Lenders” means a lender with a Commitment or Advance and any other Person that shall become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Lien” means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any interest of a vendor or lessor under any conditional sale or other title retention agreement and any lease in the nature thereof).
“Loan Document” means this Agreement, the Fee Letter and any Note.
“Majority Lenders” means at any time Lenders holding greater than 50% of the sum of (i) the then aggregate unpaid principal amount of the Advances held by all Lenders and (ii) the aggregate undrawn Commitments of all Lenders then outstanding.

“Maturity Date” means the date that is 240 days following the Funding Date or, if such date is not a Business Day, the first Business Day thereafter (unless such next Business Day is not in the same calendar month, in which case the next preceding Business Day).
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 9.01 and (ii) has been approved by the Majority Lenders.
“Non-Public Lender” shall mean:
i.    until the publication of an interpretation of "public" as referred to in the CRR by the competent authorities: an entity which (x) assumes rights and/or obligations vis-à-vis a Dutch Loan Party, the value of which is at least EUR 100,000 (or its equivalent in another currency) (or such amount as may be required from time to time under the Dutch Financial Markets Supervision Act (Wet op het Financieel toezicht) (“FMSA”), (y) provides repayable funds for an initial amount of at least EUR 100,000 (or its equivalent in another currency) or (z) otherwise qualifies as a professional market party (professionele marktpartij) within the meaning of the FMSA and therefore not forming part of the public; and
ii.    as soon as the interpretation of the term "public" as referred to in the CRR has been published by the competent authorities: an entity which is not considered to form part of the public on the basis of such interpretation.
“Note” means a promissory note of the Borrower payable to any Lender, in substantially the form of Exhibit C delivered pursuant to a request made under Section 2.14, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advances made or held by such Lender.
“Notice of Borrowing” has the meaning specified in Section 2.02(a).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17).
“Participant” has the meaning specified in Section 9.07(d).

“Participant Register” has the meaning specified in Section 9.07(d).
“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Patriot Act” has the meaning specified in Section 9.18.
“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Platform” has the meaning specified in Section 9.02(g)(i).
“Potential Event of Default” means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.
“Primary Currency” has the meaning specified in Section 9.14(c).
“Public Lender” has the meaning specified in Section 9.02(g)(i).
“RCRA” has the meaning specified in Section 4.01(m).
“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any SPC, as applicable.
“Register” has the meaning specified in Section 9.07(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
“Resignation Effective Date” has the meaning specified in Section 8.06(a).
“Responsible Officer” means, for purposes of notices given pursuant to Article II, any person who is authorized to represent the Borrower. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate, in form and substance satisfactory to the Administrative Agent.
“Sanctioned Country” means, at any time, a country, region or territory which, or whose government is, the subject or target of any comprehensive territorial Sanctions (currently Crimea, Cuba, Iran, North Korea, Sudan and Syria.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, or the European Union, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Sanctioned Person under clause (a) or (b) above.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or (c) the Australian Department of Foreign Affairs and Trade.
“SEC” means the Securities and Exchange Commission and any successor agency.
“Significant Subsidiary” means, at any time, any Subsidiary of the Borrower which accounts for more than 5% of consolidated total assets or 5% of consolidated revenue of the Borrower determined in accordance with GAAP.
“Solvent” means, with respect to any Person, as of any date of determination, (i) the sum of the debt (including contingent liabilities) of such Person and its Subsidiaries, taken as a whole, does not exceed the fair value of the assets (on a going concern basis) of such Person and its Subsidiaries, taken as a whole; (ii) the present fair saleable value of the assets (on a going concern basis) of such Person and its Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities of such Person and its Subsidiaries, taken as a whole, on their debts as they become absolute and matured in the ordinary course of business; (iii) the capital of such Person and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of such Person and its Subsidiaries, taken as a whole, contemplated as of such date; and (iv) such Person and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business; provided that the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“SPC” has the meaning specified in Section 2.18.
“Special Dividend” has the meaning specified in Section 5.02(d).
“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which at least 50% of the total voting power of shares of stock or other securities entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“TARGET Day” means any day on which TARGET2 is open for business.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments or other like charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Total Assets” means the total assets of the Borrower determined on a stand-alone basis.
“Trade Date” has the meaning specified in Section 9.07(b)(i)(B).
“US$” or “U.S. Dollars” each means lawful currency of the United States of America.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.12(f)(ii)(B)(3).
“Withholding Agent” means the Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.02    Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.
Section 1.03    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)    The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(c)    Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(d)    The term “including” is by way of example and not limitation.
(e)    The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(f)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”
(g)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
Section 1.04    Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP unless otherwise indicated herein. All computations determining compliance with financial covenants or terms, including definitions used therein, shall be prepared in conformity with DXC’s historical accounting policies, and in conformity with those used to prepare, the historical financial statements delivered to the Lenders pursuant to Section 4.01(e). Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, whether a lease constitutes a capital lease or an operating lease shall be determined based on GAAP as in effect on the date hereof, notwithstanding any modification or interpretative change thereto after the date hereof.
ARTICLE II
AMOUNTS AND TERMS OF THE ADVANCES

Section 2.01    The Advances. The Initial Lender agrees, on the terms and conditions hereinafter set forth, to make an Advance denominated in Euros to the Borrower on the Funding Date in a principal amount not to exceed its Commitment on the Funding Date. The Borrower may make only one borrowing of the full amount of the Advances, which shall be made on the Funding Date. The Advances shall consist of Eurocurrency Rate Advances. Any amount borrowed under this Section 2.01 and subsequently repaid or prepaid may not be reborrowed. The Initial Commitment of the Initial Lender shall terminate immediately and without further action on the Funding Date after giving effect to the funding of such Initial Lender’s Initial Commitment on such date.
Section 2.02    Making the Advances.
(a)    Each Borrowing shall be made on notice, given not later than 12:00 noon (New York City time) on the second Business Day prior to the date of a proposed Borrowing by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by electronic mail. Each such notice of a Borrowing (a “Notice of Borrowing”) shall be by electronic mail or telephone, confirmed immediately in writing by hand delivery or electronic mail, in substantially the form of Exhibit D hereto or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) appropriately completed and signed by a Responsible Officer of the Borrower, specifying therein the requested (i) date of such Borrowing, (ii) aggregate amount of such Borrowing and (iii) wire transfer instructions with respect to such Borrowing. Each Lender shall, before 11:00 A.M. (New York City time) on the requested date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its applicable address referred to in Section 9.02, in same day funds, such Lender’s ratable portion of such Borrowing. Upon fulfillment of the applicable conditions set forth in Section 3.01, the Administrative Agent will make such funds available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.
(b)    Anything in subsection (a) above to the contrary notwithstanding,
(i)    if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation, in each case after the Funding Date, makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or its Applicable Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances in any currency or to fund or maintain Eurocurrency Rate Advances in any currency hereunder, the Commitment of such Lender to make Eurocurrency Rate Advances in such currency shall forthwith be suspended, until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist, and the Borrower shall convert such Advances into U.S. Dollar denominated Advances in a principal amount equal to the Equivalent in U.S. Dollars, determined as of the date of such conversion, of the then outstanding principal amount of such Eurocurrency Rate Advances, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Advances to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Advances; provided that if, at any time after a Lender gives notice under this Section 2.02(b)(iii), such Lender determines that it may lawfully make Eurocurrency Rate Advances, such Lender shall promptly give notice of that determination to the Borrower and the Administrative Agent. The Borrower’s right to request, and such Lender’s obligation, if any, to make Eurocurrency Rate Advances shall thereupon be restored and any Advance that has been converted from a Eurocurrency Rate Advance denominated in Euros to a Eurocurrency Rate Advance denominated in U.S. Dollars shall be reconverted to a Eurocurrency Rate Advance of the applicable currency prior to any such conversion pursuant to this Section 2.02(b)(iii) at the end of the immediately following Interest Period; and
(ii)    if the Majority Lenders shall notify the Administrative Agent that (A) the Eurocurrency Rate for Eurocurrency Rate Advances comprising such Borrowing will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurocurrency Rate Advances for such Borrowing or (B) deposits are not being offered to banks in the applicable interbank market for the applicable amount and Interest Period of such Borrowing or (C) reasonable and adequate means do not exist for ascertaining the Eurocurrency Rate for such Interest Period, each Advance comprising such Borrowing shall bear interest at a rate equal to each Lender’s cost of funds applicable to such Advance plus the Applicable Margin until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such alternative rate of interest to apply no longer exist.
(c)    Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing or by reason of the termination of hedging or other similar arrangements, in each case when such Advance is not made on such date, including without limitation, as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III. The Lender making demand for such indemnification shall deliver to the Borrower concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to such Lender, absent manifest error.
(d)    Unless the Administrative Agent shall have received notice from a Lender at least three hours prior to the time any Borrowing is due to be funded by the Lenders that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the higher of (A) the interest rate applicable at the time to the Advances comprising such Borrowing and (B) the cost of funds incurred by the Administrative Agent in respect of such amount and (ii) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement.
(e)    The failure of any Lender to make an Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.
Section 2.03    [Reserved].
Section 2.04    Fees. Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, the fees payable pursuant to the Fee Letter, in each case in the amounts and at the times specified in such Fee Letter.
Section 2.05    [Reserved].
Section 2.06    Repayment and Prepayment of the Advances.
(a)    Mandatory Repayment of Advances. The Borrower shall repay to the Administrative Agent, for the account of the Lenders, the outstanding principal amount of the Advances on the Maturity Date.
(b)    Voluntary Prepayments of Borrowings. The Borrower shall not have any right to prepay any principal amount of the Advances other than as provided in this subsection (b). The Borrower may at any time after the Funding Date on any Business Day, and upon irrevocable notice to the Administrative Agent provided not later than at least two Business Days prior to the proposed date of prepayment, in each case stating the proposed date and aggregate principal amount of the prepayment, prepay Advances, and if such notice is given the Borrower shall prepay such principal amount; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount of not less than €10,000,000 or an integral multiple of €1,000,000 in excess thereof, (ii) the Borrower shall pay all accrued interest to the date of such prepayment on the portion of such Eurocurrency Rate Advance being prepaid and shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(b) and (iii) without limiting the Borrower’s obligations under Section 9.04(b), a notice of prepayment may be conditioned on the effectiveness of other credit facilities or the availability of a source of funds for such prepayment, in which case such notice may be revoked or extended by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Each notice of prepayment will specify the date and amount of such prepayment and the Advances to be prepaid; and provided, further, that any prepayment of Advances prior to March 31, 2018 shall be accompanied by a prepayment premium in an amount equal to 0.50% of the principal amount so prepaid, which shall be payable to the Administrative Agent for the ratable account of the Lenders.

Section 2.07    Interest on Advances. The Borrower shall pay interest accrued on the principal amount of each Advance made to it outstanding from time to time from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:
(a)    Eurocurrency Rate Advances. If such Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the sum of the Eurocurrency Rate for such Interest Period plus the Applicable Margin, payable in arrears on the last day of such Interest Period and on the Maturity Date; provided that the Administrative Agent may, upon the request of the Majority Lenders, require that the Borrower pay interest (“Eurocurrency Default Interest”) on any principal amount of any Eurocurrency Rate Advance which is not paid when due (whether at stated maturity, by acceleration or otherwise) from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to (x) during the Interest Period applicable to such Eurocurrency Rate Advance, 2% per annum above the rate per annum required to be paid on such amount immediately prior to the date on which such amount became due and (y) after the expiration of such Interest Period, 2% per annum above the Eurocurrency Rate for the applicable currency and for a one month Interest Period in effect from time to time plus the Applicable Margin; provided, however, that following the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, or upon acceleration of the Advances (pursuant to a vote of the Majority Lenders or by process of law upon the occurrence of an Event of Default under Section 6.01(e)), Eurocurrency Default Interest shall accrue and be payable hereunder whether or not previously required by the Majority Lenders.
(b)    Reserves on Eurocurrency Rate Advances. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency Liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Advance made to the Borrower equal to the actual costs of such reserves allocated to such Advance by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Advance, provided that the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant interest payment date, such additional interest shall be due and payable 10 days from receipt of such notice.
Section 2.08    Interest Rate Determination. The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rates determined by the Administrative Agent for purposes of Section 2.07.
Section 2.09    [Reserved].
Section 2.10    Increased Costs.

(a)    If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements in the case of Eurocurrency Rate Advances payable under Section 2.07(b)) in or in the interpretation of any law or regulation, in each case after the Funding Date, or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case issued after the Funding Date, there shall be any increase in the cost (other than with respect to Taxes) to any Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A reasonably detailed certificate as to the amount and manner of calculation of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.
(b)    If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case issued after the Funding Date, affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital or liquidity is increased by or based upon the existence of such Lender’s commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital or liquidity to be allocable to the existence of such Lender’s commitment to lend hereunder. A reasonably detailed certificate as to such amounts and the manner of calculation thereof submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error. For the avoidance of doubt and notwithstanding anything in this Section to the contrary, this Section 2.10(b) shall apply to all requests, rules, guidelines or directives concerning capital adequacy issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act, regardless of the date adopted, issued, promulgated or implemented and this Section 2.10(b) shall apply to all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III regardless of the date enacted, adopted, issued or implemented.
(c)    If a Lender shall change its Applicable Lending Office, such Lender shall not be entitled to receive any greater payment under Section 2.10 and Section 2.12 than the amount such Lender would have been entitled to receive if it had not changed its Applicable Lending Office, unless such change was made at the request of the Borrower or at a time when the circumstances giving rise to such greater payment did not exist.

Section 2.11    Payments and Computations.
(a)    The Borrower shall make each payment hereunder (except with respect to principal of, interest on, and other amounts (other than arrangement fees and upfront fees) relating to, Advances or Commitments denominated in Euros), not later than 1:00 P.M. (New York City time) on the day when due in Euros to the Administrative Agent at its address referred to in Schedule 1.01 in same day funds, without setoff, deduction or counterclaim. Subject to the immediately succeeding sentence, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest ratably to the Lenders for the account of their respective Applicable Lending Offices and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon receipt of principal or interest paid after an Event of Default and an acceleration or a deemed acceleration of amounts due hereunder, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest ratably in accordance with each Lender’s outstanding Advances to the Lenders for the account of their respective Applicable Lending Offices. Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 9.07(c), from and after the effective date specified in such Assignment and Assumption, the Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.
(b)    All computations of interest shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.
(c)    Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances to be made in the next following calendar month, such payment shall be made on the preceding Business Day.
(d)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing.
Section 2.12    Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 30 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, in each case attributable to any payment made by or on account of any obligation of the Borrower, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the calculation of the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.07(d) relating to the maintenance of a Participant

Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).
(e)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.12, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)    Status of Lenders. (%4) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.12(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed copies of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(ii)    Notwithstanding anything to the contrary contained herein, if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.12 (including by the payment of additional amounts pursuant to this Section 2.12), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns

(or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Survival. Without prejudice to the survival of any other agreement hereunder, the agreements and obligations of the Borrower contained in this Section 2.12, and the agreements and obligations of all Persons under Section 2.12(g), shall survive the payment in full of principal and interest hereunder.
Section 2.13    Sharing of Payments, Etc.    If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Advances or other obligations hereunder held by it resulting in such Lender receiving payment of a proportion of the aggregate amount of its Advances and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Advances and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective portions of the Advances and other amounts owing them; provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement, or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
Section 2.14    Evidence of Debt.
(a)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the Advances owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to or to be made by such Lender, the Borrower shall promptly execute and deliver to such Lender promissory notes or other evidence of such indebtedness, in form and substance reasonably satisfactory to the Borrower and such Lender, payable to the order of such Lender in a principal amount equal to the Commitment (or, if such Commitment has been terminated, the Advances) of such Lender; provided, however, that the execution and delivery of such promissory note or other evidence of indebtedness shall not be a condition precedent to the making of the Advances under this Agreement.
(b)    The Register maintained by the Administrative Agent pursuant to Section 9.07(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date, amount, currency and tenor, as applicable, of each Borrowing and the Interest Period applicable thereto, (ii) the terms of each Assignment and Assumption delivered to and accepted by it, if any, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender’s share thereof.
(c)    The entries made in the Register shall be conclusive and binding for all purposes, absent manifest error.
Section 2.15    Use of Proceeds.
(a)    The Advances shall be used by the Borrower for general corporate purposes, including for dividends, capital reductions or intercompany loans and/or for the repayment of indebtedness.
(b)    No portion of the proceeds of the Advances shall be used by the Borrower or any of its Subsidiaries in any manner which might cause the Advances or the application of such proceeds to violate, or require any Lender to make any filing or take any other action under, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.
(c)    The Borrower will not request any Borrowing, and the Borrower shall not knowingly use, and shall procure that its Subsidiaries and their respective directors, officers, employees and agents shall not knowingly use, the proceeds of the Advances (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
Section 2.16    [Reserved].
Section 2.17    Mitigation Obligations; Replacement of Lenders; Non-Ratable Termination of Commitments.

(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 2.10, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12, or if any Lender gives the Administrative Agent any notice under Section 2.02(b)(iii) that it is unlawful for such Lender to make or maintain Eurocurrency Rate Advances, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.10 or Section 2.12, or eliminate such unlawfulness, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 2.10, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12, or if any Lender gives the Administrative Agent any notice under Section 2.02(b)(iii) that it is unlawful for such Lender to make or maintain Eurocurrency Rate Advances, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.17(a), or if a Lender is a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.07), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.10, Section 2.12 or Section 9.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)    the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.07;
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 9.04 (b)) from the assignee (to the extent of such outstanding principal and accrued interest) or the Borrower (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 2.10 or payments required to be made pursuant to Section 2.12, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)    in the case of any such assignment resulting from a notice of unlawfulness under Section 2.02(b)(iii), the assignee will not be subject to such unlawfulness;
(v)    such assignment does not conflict with applicable law;
(vi)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent; and
(vii)    no Event of Default or Potential Event of Default shall have occurred and be continuing.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
(c)    Non-Ratable Termination of Commitments and Prepayment of Certain Lenders. If any Lender requests compensation under Section 2.10 and the Majority Lenders are not also doing the same, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12 and the Borrower is not also required to make such payments to the Majority Lenders, or if any Lender gives the Administrative Agent any notice under Section 2.02(b)(iii) that it is unlawful for such Lender to make or maintain Eurocurrency Rate Advances and the Majority Lenders have not also provided such notice, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.17(a), or if any Lender is a Non-Consenting Lender, then the Borrower may, upon notice to such Lender and the Administrative Agent, prepay the Advances of such Lender in full, together with accrued interest thereon, accrued fees and all other amounts payable to such Lender hereunder and under the other Loan Documents (including any amounts under Section 9.04(b)); provided that no Potential Event of Default or Event of Default shall have occurred and be continuing.
The Commitments or Advances, as applicable, of a Lender may not be terminated or so prepaid if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to terminate such Commitment or make such prepayment, as applicable, cease to apply.
Section 2.18    Special Purpose Funding Vehicles.
(a)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”) the option to fund all or any part of any Advance that such Granting Lender would otherwise be obligated to fund pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by an SPC to fund any Advance, and (ii) if an SPC elects not to exercise such option or otherwise fails to fund all or any part of such Advance, the Granting Lender shall be obligated to fund such Advance pursuant to the terms hereof. The funding of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were funded by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment. Notwithstanding anything to the contrary contained in this Agreement, any SPC may disclose on a confidential basis any non-public information relating to its funding of Advances to any rating agency, commercial paper dealer or provider of any surety or guarantee to such SPC.
(b)    Each Granting Lender, acting solely for this purpose on the Borrower’s behalf, shall maintain a register comparable to the Register maintained by the Administrative Agent pursuant to Section 9.07(c) for purpose of recording the funding of Advances by SPCs.
(c)    Assignments of and participations in Advances funded by SPCs shall be subject to the provisions of Section 9.07.
(d)    Notwithstanding anything to the contrary in this Agreement, (i) the Borrower shall not be required to pay any amount under Sections 2.10, 2.12 or 2.17 that is greater than the amount which the Borrower would have been required to pay had such SPC not provided the Borrower with any part of any Advance of such Granting Lender and (ii) an SPC shall not be entitled to any benefits under Section 2.12 unless such SPC agrees to be subject to the provisions of Sections 2.10(c), 2.12(d), 2.12(f), 2.12(g) and 2.17 as if it were an assignee (as of the date it funds its first Advance hereunder) under Section 9.07.
ARTICLE III
CONDITIONS PRECEDENT
Section 3.01    Condition Precedent to the Funding Date. This Agreement obligations of the Lenders to make the Advances under the Facility on the Funding Date shall become effective on the first date on which each of the following conditions is satisfied (or waived in accordance with Section 9.01):
(a)    The Administrative Agent (or its counsel) shall have received the following:
(i)    from each party hereto either (a) a counterpart of this Agreement signed on behalf of such party or (b) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart of this Agreement;
(ii)    a certificate of the director or other authorized signatory of the Borrower, dated the Funding Date, (A) certifying the names and true signatures of the Responsible Officer authorized to sign this Agreement and any other documents to be delivered by the Borrower hereunder, (B) attaching and certifying the correctness and completeness of the copies of the Borrower’s deed of incorporation, articles of association and any relevant corporate regulations (reglementen) and (C) attaching and certifying the correctness and completeness of copies of the resolutions of the Board of Directors or similar governing body of the Borrower, approving the execution, delivery and performance of this Agreement;
(iii)    a certificate of an authorized signatory of the Borrower, dated the Funding Date, stating that (i) the representations and warranties of the Borrower contained in Article IV are correct in all material respects (except those representations and warranties qualified by materiality, which shall be true and correct) on and as of the Funding Date, before and immediately after giving effect to the Borrowing to be made on the Funding Date and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates only to an earlier date, in which case they were correct in all material respects (except those representations and warranties qualified by materiality, which were true and correct) as of such earlier date, and (ii) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or a Potential Event of Default; and
(iv)    legal opinions of in-house counsel of the Borrower and NautaDutilh N.V., each dated the Funding Date and addressed to the Administrative Agent and the Lenders;
(v)    no later than five Business Days in advance of the Funding Date, all documentation and other information reasonably requested with respect to the Borrower in writing by any Lender at least ten Business Days in advance of the Funding Date, which documentation or other information is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act;
(vi)    a Notice of Borrowing in accordance with Section 2.02; and
(vii)    unaudited financial statements of the Borrower as of June 30, 2017, consistent with the basis of presentation previously provided to the Administrative Agent and with DXC’s historical accounting policies.
(b)    The Administrative Agent shall have received all fees and other amounts previously agreed in writing by the Administrative Agent and the Borrower to be due and payable on or prior to the Funding Date, including, to the extent invoiced at least two Business Days prior to the Funding Date, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower under any Loan Document.
The Administrative Agent shall notify the Borrower and the Lenders of the Funding Date, and such notice shall be conclusive and binding.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
Section 4.01    Representations and Warranties of the Borrower. On the Funding Date, the Borrower represents and warrants as follows:
(a)    Due Organization, etc. The Borrower is duly incorporated and validly existing as a besloten vennootschap met beperkte aansprakelijkheid under the laws of its jurisdiction of organization. The Borrower has the power to own its assets and carry on its business as it is being conducted, except to the extent that failure to do so would not have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries, taken as a whole. Each Significant Subsidiary of the Borrower is duly organized and validly existing under the laws of the jurisdiction of its incorporation or formation. Each such Significant Subsidiary is duly qualified to do business in all other jurisdictions which require such qualification, except to the extent that failure to so qualify would not have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries, taken as a whole.
(b)    Due Authorization, etc. The execution, delivery and performance by the Borrower of this Agreement are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower’s deed of incorporation or articles of association, (ii) applicable law or (iii) any material contractual restriction binding on the Borrower.
(c)    Governmental Consent. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement except for those which have been obtained on or prior to the Funding Date and remain in full force and effect.
(d)    Validity. This Agreement has been duly executed and delivered by the Borrower and is a valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, arrangement, moratorium and other similar laws affecting creditors’ rights generally, concepts of reasonableness and to the application of general principles of equity.
(e)    Condition of the Borrower. The internally prepared consolidated balance sheet of the Borrower as at June 30, 2017, and the related consolidated statements of income and stockholders’ equity of the Borrower for the three month period then ended, copies of which have been furnished to the Administrative Agent, fairly present the consolidated financial condition of the Borrower as at such date and the consolidated results of the operations of the Borrower for the three month period ended on such date, in accordance with accounting policies of DXC and not otherwise materially misleading.

There has been no material adverse change in the business, financial condition or operations of the Borrower and its Subsidiaries, taken as a whole, since June 30, 2017.
(f)    Litigation. There is no pending or (to the knowledge of the Borrower) threatened investigation, action or proceeding against the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator which (i) except as disclosed in the Exchange Act Reports filed prior to the Funding Date, would, if adversely determined, reasonably be expected to have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries, taken as a whole, or (ii) purports to affect the legality, validity or enforceability of this Agreement.
(g)    Margin Regulations. No proceeds of the Advances will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in any manner that violates or would cause a violation of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.
(h)    Payment of Taxes. Except as disclosed in the Exchange Act Reports filed prior to the Funding Date, the Borrower and each of its Significant Subsidiaries have filed or caused to be filed all Tax returns (federal, state, local and foreign) required to be filed and paid all amounts of Taxes shown thereon to be due, including interest and penalties, except (i) for such Taxes as are being contested in good faith and by proper proceedings and with respect to which appropriate reserves are being maintained by the Borrower or any such Subsidiary, as the case may be and (ii) to the extent that the failure to file such returns or pay such Taxes would not reasonably be expected to have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries, taken as a whole.
(i)    Governmental Regulation. The Borrower is not required to register as an investment company under the Investment Company Act of 1940, as amended.
(j)    [Reserved].
(k)    Disclosure. The documents, certificates and written materials furnished to the Administrative Agent or any Lender by or on behalf of the Borrower for use in connection with the transactions contemplated in this Agreement, taken as a whole with other documents, certificates and written materials furnished contemporaneously therewith, do not contain any untrue statement of fact or omit to state a material fact (known to the Borrower in the case of any documents, certificates or written statements not furnished by it) necessary in order to make the statements contained therein not misleading in light of the circumstances under which the same were made.
(l)    Insurance. The Borrower and its Subsidiaries (i) are covered by the umbrella insurance policies of DXC, which are with responsible and reputable insurance companies or associations in such amounts and covering such risks as are usually insured by companies engaged in similar businesses or (ii) maintain a plan or plans of self-insurance to such extent and covering such risks as is usual for companies of comparable size engaged in the same or similar business, which plans shall include, among other things, adequate reserves for the risks that are self-insured.
(m)    Environmental Matters. Except as disclosed in the Exchange Act Reports filed prior to the Funding Date, the Borrower and each of its Subsidiaries is in compliance with all Environmental Laws except to the extent any non-compliance would not reasonably be expected to have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries, taken as a whole, and (ii) there has been no “release or threatened release of a hazardous substance” (as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq.) or any other release, emission or discharge into the environment of any hazardous or toxic substance, pollutant or other materials from the Borrower’s or its Subsidiaries’ property other than as permitted under applicable Environmental Law and other than those which would not have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries, taken as a whole. Other than disposals for which the Borrower has been indemnified in full, all “hazardous waste” (as defined by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. and the regulations thereunder, 40 CFR Part 261 (“RCRA”)) generated at the Borrower’s or any Subsidiaries’ properties have in the past been and shall continue to be disposed of at sites which maintain valid permits under RCRA and any applicable state or local Environmental Law, except to the extent where the failure to so dispose would not reasonably be expected have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries, taken as a whole.
(n)    Anti-Corruption Laws and Sanctions. DXC has implemented and maintains in effect policies and procedures applicable to the Borrower and its Subsidiaries designed to promote and achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and Borrower Agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and to the knowledge of the Borrower, its directors, officers, employees and Borrower Agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or, to the knowledge of the Borrower any of the directors or officers of the Borrower, (b) to the knowledge of the Borrower or such Subsidiary, any director or officer of any Subsidiary of the Borrower or (c) to the knowledge of the Borrower, any Borrower Agent or employee of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.
(o)    Solvency. The Borrower and its Subsidiaries, on a consolidated basis, immediately after giving effect to the Loans hereunder, will be Solvent.
(p)    Use of Proceeds. The Borrower will use the proceeds of the Advances only in accordance with Section 2.15.
(q)    Disclosure to Independent Auditors. DXC has disclosed to its independent auditors the Special Dividend and the transactions contemplated by this Agreement.

ARTICLE V
COVENANTS
Section 5.01    Affirmative Covenants of the Borrower. The Borrower covenants and agrees that the Borrower will, from and after the Funding Date unless and until the Advances shall have been paid in full and all of the Commitments of the Lenders shall have terminated, unless Majority Lenders shall otherwise consent in writing:
(a)    Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders, except to the extent any non-compliance would not reasonably be expected to have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries, taken as a whole, such compliance to include, without limitation, (x) complying with all Environmental Laws and (y) paying before the same become delinquent all Taxes imposed upon it or upon its property except to the extent contested in good faith.
(b)    Reporting Requirements. Furnish to the Administrative Agent (for distribution to each Lender):
(i)    as soon as available and in any event within 75 days of the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a copy of the internally prepared quarterly report (x) for such quarter for the Borrower, containing a consolidated balance sheet and consolidated statements of income and (y) for the period consisting of the fiscal year then elapsed, for the Borrower, containing consolidated statements of stockholders’ equity and cash flows;
(ii)    as soon as available and in any event within 150 days after the end of each fiscal year of the Borrower, a copy of the internally prepared annual report for such year for the Borrower, containing a consolidated balance sheet, consolidated statements of income, retained earnings and cash flows of the Borrower for such year;
(iii)    together with each delivery of the report of the Borrower pursuant to clause (b)(i) or clause (b)(ii) above, a compliance certificate for the quarter or year, as applicable, executed by an authorized signatory of the Borrower (A) stating that such financial statements fairly present the financial condition of the Borrower and its Subsidiaries as at the dates indicated and the results of operations of the Borrower and its Subsidiaries and cash flow for the periods indicated in conformity with DXC’s historical accounting policies and not otherwise materially misleading, (B) stating that such authorized signatory has reviewed the terms of this Agreement and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and financial condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such authorized signatory does not have knowledge of the existence, as at the date of the compliance certificate, of any condition or event that constitutes an Event of Default or a Potential Event of Default or, if any such condition or event exists, specifying the nature thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto and (C) demonstrating in reasonable detail compliance at the end of such accounting periods with the restrictions contained in Section 5.02(e);
(iv)    promptly, and in any event within five days, after any authorized signatory of the Borrower becomes aware of the occurrence of an Event of Default or Potential Event of Default continuing on the date of such statement, a statement of an authorized signatory of the Borrower setting forth details of such Event of Default or Potential Event of Default and the action which the Borrower has taken and proposes to take with respect thereto;
(v)    promptly after the sending or filing thereof, copies of all regular, periodic and special reports, and all registration statements, that the Borrower or any of its Subsidiaries files with the SEC or any governmental authority that may be substituted therefor, or with any national securities exchange;
(vi)    promptly after the commencement thereof, notice of all material actions, suits and proceedings before any court or government department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any of its Subsidiaries, of the type described in Section 4.01(f);
(vii)    promptly after the occurrence thereof, notice of (A) any event which makes any of the representations contained in Section 4.01(m) inaccurate or (B) the receipt by the Borrower of any notice, order, directive or other communication from a governmental authority alleging violations of or noncompliance with any Environmental Law which would reasonably be expected to have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries, taken as a whole; and
(viii)    such other information respecting the business, financial condition or operations of the Borrower and its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.
(c)    Corporate Existence, Etc. The Borrower will, and will cause each of its Significant Subsidiaries to, at all times maintain its fundamental business and preserve and keep in full force and effect its corporate existence and all material rights, franchises and licenses necessary or desirable in the normal conduct of its business, in each case as applicable, except as permitted under Section 5.02(c) if, in the reasonable business judgment of the Borrower, it is in the business interest of the Borrower or such Subsidiary not to preserve and maintain such legal existence (except with respect to the Borrower), rights (charter and statutory), franchises and licenses, and such failure to preserve the same would not reasonably be expected to have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries, taken as a whole.
(d)    Maintenance of Insurance. The Borrower will ensure that it and its Significant Subsidiaries remain covered by the umbrella insurance policies of DXC, which are with responsible and reputable insurance companies or associations in such amounts and covering such risks as are usually insured by companies engaged in similar businesses. Notwithstanding the foregoing, the Borrower and such Subsidiaries may maintain a plan or plans of self-insurance to such extent and covering such risks as is usual for companies of comparable size engaged in the same or similar business, which plans shall include, among other things, adequate reserves for the risks that are self-insured. On request the Borrower will advise the Administrative Agent and the Lenders concerning any such plan or plans for self-insurance.
(e)    Visitation Rights. At any reasonable time and from time to time during normal business hours and with reasonable prior notice, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof (at their sole cost and expense) to visit the properties of the Borrower and any of its Subsidiaries and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers, employees, or if an Event of Default is continuing, with their independent certified public accountants.
(f)    Keeping of Books. Keep, and will cause each of its Significant Subsidiaries to keep, in all material respects, proper books of record and account in accordance with DXC’s historical accounting policies.
Section 5.02    Negative Covenants of the Borrower. The Borrower covenants and agrees that, from and after the Funding Date unless and until the Advances shall have been paid in full and the Commitments of the Lenders shall have terminated, unless Majority Lenders shall otherwise consent in writing:
(a)    Limitation on Debt. The Borrower will not create, incur, assume or suffer to exist any Debt or guarantee the Debt for borrowed money of any other Person; provided, however that the foregoing restriction shall not apply to (i) any liability of the Borrower owing to any Subsidiary of the Borrower that is incurred in the ordinary course of business; provided, that any such intercompany indebtedness of the Borrower to any Subsidiary shall be subordinated to the obligations under the Facility, (ii) any Debt arising under a declaration of joint and several liability used for and entered into pursuant to Section 2:403 of the Dutch Civil Code in respect of a Subsidiary incorporated in the Netherlands and any residual liability with respect to such guarantees arising under Section 2:404 of the Dutch Civil Code, (iii) any Debt arising under any cash pooling, netting or set-off arrangement entered into in the ordinary course of its banking arrangements for the purpose of netting debit and credit card balances and (iv) any joint and several liability arising as a result of the existence of a fiscal unity (fiscale eenheid) for Dutch tax purposes or its equivalent in any other jurisdiction; provided that, for the avoidance of doubt, nothing in this Section 5.02(a) shall restrict the ability of any Subsidiary of the Borrower to create, incur, assume or suffer to exist any Debt or to guarantee the Debt of any other Person including, without limitation, (i) Debt in respect of Capital Leases or obligations in respect of the purchase price of an asset acquired by any Subsidiary of the Borrower and secured by a Lien on such asset, (ii) any liability of any Subsidiary of the Borrower owing to the Borrower or any of its Subsidiaries that is incurred in the ordinary course of business and

(iii) any Debt arising under any cash pooling, netting or set-off arrangement entered into in the ordinary course of its banking arrangements for the purpose of netting debit and credit card balances.
(b)    Liens, Etc. The Borrower will not create or suffer to exist, or permit any of its Significant Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of such Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Debt of any Person, unless the Borrower’s obligations hereunder shall be secured equally and ratably with, or prior to, any such Debt; provided however that the foregoing restriction shall not apply to the following Liens which are permitted:
(i)    Customary Permitted Liens;
(ii)    Liens in favor of the United States to secure amounts paid to the Borrower or any of its Subsidiaries as advance or progress payments under government contracts entered into by it so long as such Liens cover only (x) special bank accounts into which only such advance or progress payments are deposited and (y) supplies covered by such government contracts and material and other property acquired for or allocated to the performance of such government contracts;
(iii)    attachment, judgment and other similar Liens arising in connection with legal proceedings, provided that any such judgment does not constitute an Event of Default;
(iv)    Liens on accounts receivable resulting from the sale of such accounts receivable;
(v)    Liens on assets of any Significant Subsidiary of the Borrower existing at the time such Person becomes a Significant Subsidiary or is merged into or consolidated with the Borrower or a Significant Subsidiary (other than any such Lien created in contemplation of becoming a Significant Subsidiary);
(vi)    purchase money Liens upon or in any asset acquired or held by the Borrower or any Significant Subsidiary (including any capital interest in any Person) to secure the purchase price of such asset or to secure Debt incurred solely for the purpose of financing the acquisition of or construction of improvements on or with respect to any such asset (provided that the amount of Debt secured by such Lien does not exceed 100% of the purchase price of such asset and transaction costs relating to such acquisition or the costs of such construction) and Liens existing on such asset at the time of its acquisition (other than any such Lien created in contemplation of such acquisition); and the interest of the lessor thereof in any asset that is subject to a Capital Lease;
(vii)    Liens on deposits securing obligations under cash pooling and multi-currency notional pooling programs;

(viii)    Liens, other than Liens described in clauses (i) through (vii) and in clauses (ix) and (x), on any assets of any Subsidiaries of the Borrower to secure Debt of any Subsidiaries of the Borrower not in excess of an aggregate of the greater of US$500,000,000 and 5% of the shareholders’ equity of the Borrower;
(ix)    Liens resulting from any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Debt secured by any Lien referred to in clauses (v) and (vi) so long as (x) the aggregate principal amount of any such Debt shall not increase as a result of any such extension, renewal or replacement and (y) Liens resulting from any such extension, renewal or replacement shall cover only such property which secured the Debt that is being extended, renewed or replaced; and
(x)    Liens securing (x) Debt owing to the Borrower or (y) Debt of any Subsidiary of the Borrower to any other Subsidiary;
provided, further, that in no event shall the Borrower create or suffer to exist any Lien on any direct or indirect equity interests in any of its Subsidiaries.
(c)    Restrictions on Fundamental Changes. The Borrower will not, and will not permit any of its Significant Subsidiaries to, merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole (whether now owned or hereafter acquired), to any Person (other than the Borrower or any Subsidiary of the Borrower, so long as the Borrower, directly or indirectly, owns 80% or more of the voting stock thereof), or enter into any partnership, joint venture, syndicate, pool or other combination, unless (a) no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom and (b) in the case of any consolidation or merger involving the Borrower, either (i) the Borrower is the surviving entity or (ii) the Person surviving or resulting from such consolidation or merger shall have assumed the obligations of the Borrower hereunder in an agreement or instrument reasonably satisfactory in form and substance to the Administrative Agent and such surviving corporation shall be organized in the United States or District of Columbia and have delivered, for the benefit of the Lenders and the Administrative Agent, such other documents as may reasonably be requested, including, without limitation, information in respect of “know your customer” and similar requirements, an incumbency certificate and an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Majority Lenders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof.
(d)    Limitation on Dividends. The Borrower will not make any distribution of dividends on any stock of the Borrower; provided that the foregoing restriction shall not apply to a distribution of up to €400,000,000 from the proceeds of the Advances funded on the Funding Date (the “Special Dividend”).

(e)    Financial Covenants.
(i)    The Borrower, on a standalone basis, shall maintain, at the end of any fiscal quarter of the Borrower, Total Assets (calculated in accordance with DXC’s historical accounting policies) of no less than $2,500,000,000.
(ii)    The Borrower shall maintain, at the end of any fiscal quarter of the Borrower, cash or cash equivalents in an amount equal to or greater than $10,000,000.
ARTICLE VI
EVENTS OF DEFAULT
Section 6.01    Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:
(a)    The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable or the Borrower shall fail to pay any interest on any Advance or any fees or other amounts payable hereunder within five days of the date due; or
(b)    Any representation or warranty made by the Borrower herein or in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or
(c)    The Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 2.15, Section 5.01(c) (with respect to the existence of the Borrower) or Section 5.02, or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after the earlier to occur of (A) written notice thereof having been given to the Borrower by the Administrative Agent at the request of any Lender or (B) actual knowledge thereof by the Borrower of such failure; or
(d)    The Borrower or any of its Significant Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt or any payment obligations in respect of guarantees of the Borrower or any such Significant Subsidiary of Debt owed to any Person other than the Borrower and its Subsidiaries which is outstanding in a principal amount of at least US$250,000,000 in the aggregate (but excluding Debt arising under this Agreement), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or guarantee; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or by a required prepayment of insurance proceeds or by a required prepayment as a result of formulas based on asset sales or excess cash flow), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or
(e)    The Borrower or any of its Significant Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Significant Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Significant Subsidiaries shall take any corporate or partnership action to authorize any of the actions set forth above in this subsection (e); or
(f)    Any judgment or order for the payment of money in excess of US$250,000,000 shall be rendered against the Borrower or any of its Significant Subsidiaries and is not promptly paid by the Borrower or any of its Significant Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 6.01(f) if and to the extent that (i) the amount of such judgment or order is covered by a valid and binding policy of insurance covering payment thereof, (ii) such insurer shall be rated at least “A-” by A.M. Best Company and the Borrower deems the claims recovery as “probable” in its financial statements and (iii) such insurer has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or
(g)    DXC ceases to own, directly or indirectly, individually or in aggregate with its Subsidiaries, 100% of all issued and outstanding equity interests of the Borrower;
then, and in any such event, the Administrative Agent shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are here expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.
ARTICLE VII
[RESERVED]
ARTICLE VIII
THE ADMINISTRATIVE AGENT
Section 8.01    Appointment and Authority. Each Lender hereby irrevocably appoints BTMU to act on its behalf as the Administrative Agent hereunder and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and, except as expressly set forth in Section 8.06, the Borrower shall not have any rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
Section 8.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
Section 8.03    Exculpatory Provisions.
(a)    The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default or Potential Event of Default has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any debtor relief law; and
(iii)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.01 and Section 6.01), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Potential Event of Default or Event of Default or the event or events that give or may give rise to any Potential Event of Default or Event of Default unless and until the Borrower or any Lender shall have given notice to the Administrative Agent describing such Potential Event of Default or Event of Default and such event or events.
(c)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Event of Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless an officer of the Administrative Agent responsible for the transactions contemplated hereby shall have received notice to the contrary from such Lender prior to the making of such Advance, and such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of the applicable Borrowing. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 8.05    Indemnification. The Lenders agree to indemnify the Administrative Agent (only to the extent the Borrower is required to reimburse the Administrative Agent pursuant to Section 9.04 and only to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Advances then held by each of them (or if no Advances are at the time outstanding or if any Advances are held by Persons which are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, syndication, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.
Section 8.06    Resignation of Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Majority Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    [Reserved].
(c)    With effect from the Resignation Effective Date (1) the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent hereunder and under the other Loan Documents and (2) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly and, during such period, the Borrower shall have no obligation to pay to any Person the fees described in Section 2.04, until such time, if any, as the Majority Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties as Administrative Agent of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
Section 8.07    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub‑agents appointed by the Administrative Agent. The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. Each such sub‑agent and the Related Parties of the Administrative Agent and each such sub‑agent shall be entitled to the benefits of all provisions of this Article VIII and Section 9.04 (as though such sub-agents were the “Administrative Agent” hereunder) as if set forth in full herein with respect thereto.
Section 8.08    Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
ARTICLE IX
MISCELLANEOUS
Section 9.01    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and acknowledged by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by (or consented to by) each Lender affected thereby, do any of the following:
(a)    waive any of the conditions specified in Section 3.01;
(b)    increase the Commitments of such Lender;
(c)    reduce the principal of, or rate of interest on, the Advances or any fees or other amounts payable to such Lender hereunder;
(d)    postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder;
(e)    change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder;
(f)    [reserved];
(g)    amend this Section 9.01 or the definition of “Majority Lenders”; or
(h)    change the currency of the payment of any Advance or the currency of the funding of any Advance;
and provided, further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any.
Furthermore, and notwithstanding anything else to the contrary contained in this Section 9.01, if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend such provision, and such amendments shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Majority Lenders within five Business Days following receipt of notice thereof.
Section 9.02    Notices, Etc.
(a)    General. Unless otherwise expressly provided in this Agreement, all notices, requests, demands, directions and other communications provided for hereunder shall be in writing (including by facsimile transmission or, to the extent provided in Section 9.02(e), electronic communication). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Borrower or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number set forth below, or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties:

Borrower:	ES Sinope Holding B.V.
c/o DXC Technology Company
Attention: H.C. Charles Diao, Senior Vice President – Finance and Corporate Treasurer (or his successor)
Phone: (703) 245-1766
Fax: (888) 335-2231
Email: cdiao@dxc.com

Administrative Agent:	As specified on Schedule 1.01 hereto;
(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number set forth in its Administrative Questionnaire.

(b)    Timing. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto during the recipient’s normal business hours (or if delivered after normal business hours shall be deemed to have been delivered on the next Business Day) and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the United States mail, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail when received; provided, however, that notices and other communications to the Administrative Agent pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

(c)    Effectiveness of Facsimile Documents and Signatures. This Agreement and, except as otherwise specified herein, any documents delivered pursuant to or in connection with this Agreement may be transmitted and/or signed by facsimile or other electronic delivery. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on the Borrower, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.
(d)    Reliance by the Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Indemnified Person from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
(e)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including electronic mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an electronic mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return electronic mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its electronic mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, electronic mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(f)    Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(g)    Platform.
(i)    The Borrower hereby acknowledges that (a) the Administrative Agent may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.19); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”
(ii)    The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

Section 9.03    No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
Section 9.04    Costs, Expenses and Indemnification.
(a)    The Borrower agrees to pay promptly on demand all reasonable costs and out-of-pocket expenses (other than Taxes, for which the provisions of Section 2.12 shall apply instead) of the Administrative Agent (in its capacity as such) in connection with the preparation, execution, delivery, administration, syndication, modification and amendment of this Agreement and the other documents to be delivered hereunder or thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of a single counsel for the Administrative Agent and, if necessary, of a single local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions), with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder. The Borrower further agrees to pay promptly on demand all costs and expenses of the Administrative Agent and of each Lender, if any (including, without limitation, reasonable counsel fees and out-of-pocket expenses but excluding, for the avoidance of doubt, Taxes), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and out-of-pocket expenses in connection with the enforcement of rights under this Section 9.04 (a). This Section 9.04(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(b)    If any payment of principal of any Eurocurrency Rate Advances extended to the Borrower is made other than on the last day of the Interest Period for such Advances, as a result of a payment pursuant to Section 2.04 or acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Lender’s portion of such Advances.
(c)    The Borrower agrees to indemnify and hold harmless the Administrative Agent (in its capacity as such), each Lender and each director, officer, employee, agent, attorney and affiliate of the Administrative Agent and each Lender (each an “Indemnified Person”) in connection with any expenses, losses, claims, damages or liabilities to which the Administrative Agent, a Lender or such Indemnified Persons may become subject (other than Taxes, for which the provisions of Section 2.12 shall apply instead), insofar as such expenses, losses, claims, damages or liabilities (or actions or other proceedings commenced or threatened in respect thereof) arise out of the transactions referred to in this Agreement or arise from any use or intended use of the proceeds of the Advances, or in any way arise out of activities of the Borrower that violate Environmental Laws, and to reimburse the Administrative Agent, each Lender and each Indemnified Person, upon their demand, for any reasonable legal or other out-of-pocket expenses incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability, or action or other proceeding, whether commenced or threatened (whether or not the Administrative Agent, such Lender or any such person is a party to any action or proceeding out of which any such expense arises); provided that nothing in this Section 9.04(c) shall obligate the Borrower to pay the normal expenses of the Administrative Agent in the administration of this Agreement in the absence of pending or threatened litigation or other proceedings or the claims or threatened claims of others and then only to the extent arising therefrom. Notwithstanding the foregoing, the Borrower shall have no obligation hereunder to an Indemnified Person with respect to indemnified liabilities which have resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Person, as determined by a final and nonappealable judgment by a court of competent jurisdiction, or which have resulted from a claim brought by the Borrower against an Indemnified Person for breach in bad faith of such Indemnified Person’s obligations hereunder in which the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its respective equity holders or creditors, an Indemnified Person or any other person or entity, whether or not an Indemnified Person is otherwise a party thereto. This Section 9.04(c) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(d)    To the fullest extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, or any agreement or instrument contemplated hereby, the transactions contemplated hereby, the Advances or the use of the proceeds thereof.
Section 9.05    Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (time or demand, provisional or final, or general, but not special (in whatever currency)) at any time held and other indebtedness (in whatever currency) at any time owing by such Lender or any Affiliate thereof to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement that are then due and payable, whether or not such Lender shall have made any demand under this Agreement, and each such Affiliate is hereby irrevocably authorized to permit such setoff and application. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.
Section 9.06    Binding Effect; Integration. This Agreement shall be deemed to have been executed and delivered when it shall have been executed and delivered by the Lenders, the Borrower and the Administrative Agent and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and permitted assigns, except that, other than as expressly provided herein, the Borrower shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of all Lenders. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
Section 9.07    Assignments and Participations.
(a)    Successors and Assigns Generally. No Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 9.07(b), (ii) by way of participation in accordance with the provisions of Section 9.07(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.07(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Advances at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Advances at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)    in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Advances outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Advances of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than €5,000,000 or an integral multiple of €1,000,000 in excess thereof, unless the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Advances or the Commitments assigned.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of US$3,500; provided that (x) other than with respect to Section 2.17(b), the Borrower shall not be required to pay any processing and recordation fee and (y) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).
(vii)    Non-Public Lender. Any such assignment shall only be permitted if such assignee is a Non-Public Lender.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 2.10, Section 2.12 and Section 9.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts (and currency and stated interest) of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 8.05 with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 9.01(b), Section 9.01(c) or Section 9.01(d) that affects such Participant. The Borrower agrees, to the fullest extent permitted under applicable law, that each Participant shall be entitled to the benefits of Section 2.10, Section 2.12 and Section 9.04(b) (subject to the requirements and limitations therein, including the requirements under Section 2.12(f) (it being understood that the documentation required under Section 2.12(f) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.17 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.10 or Section 2.12, with respect to any participation, than its participating Lender would have been entitled to receive. Each Lender that sells a participation agrees, at the Borrower’s request and expense, as applicable, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.17(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.05 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and currency and stated interest) of each Participant’s interest in the Advances or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, central bank or other governmental authority or organization; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Section 9.08    [Reserved].
Section 9.09    Governing Law. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) If any Dutch Loan Party is represented by an attorney in connection with the signing and/or execution of this Agreement (including by way of accession to this Agreement) or any other agreement, deed or document referred to in or made pursuant to this Agreement, it is hereby expressly acknowledged and accepted by the other parties to the Agreement that the existence and extent of the attorney's authority and the effects of the attorney's exercise or purported exercise of his or her authority shall be governed by the laws of the Netherlands.
Section 9.10    Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when the conditions precedent in Section 3.01 have been satisfied (or waived) in accordance with the terms of this Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 9.11    Consent to Jurisdiction; Waiver of Immunities. (%3) The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent or any Lender, or any Related Party of the foregoing in any way relating to this Agreement or the transactions relating hereto, in each case in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower, or its properties in the courts of any jurisdiction. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(a)    Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.02. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.
Section 9.12    Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation any Assignment and Assumptions, amendments or other modifications, Notices of Borrowing, Notices of Continuation, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided further without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart.
Section 9.13    Waiver of Trial by Jury. THE BORROWER, EACH LENDER AND THE ADMINISTRATIVE AGENT EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Borrower, the Lenders and the Administrative Agent each (i) acknowledges that this waiver is a material inducement for the Borrower, each Lender and the Administrative Agent to enter into a business relationship, that the Borrower, each Lender and the Administrative Agent have already relied on this waiver in entering into this Agreement or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.
Section 9.14    Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in U.S. Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase U.S. Dollars with such other currency at BTMU’s principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.
(a)    If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Euro into U.S. Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such Euro with U.S. Dollars at BTMU’s principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.
(b)    The obligation of the Borrower in respect of any sum due from it in any currency (the “Primary Currency”) to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Administrative Agent (as the case may be) in the applicable Primary Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or the Administrative Agent (as the case may be) in the applicable Primary Currency, such Lender or the Administrative Agent (as the case may be) agrees to remit to the Borrower such excess.
Section 9.15    Survival of Certain Provisions. All agreements, representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement and any increase in the Commitments under this Agreement. The Borrower’s obligations under Section 2.10 and Section 9.04, and the Lenders’ obligations under Section 8.05 shall survive the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 9.16    Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
Section 9.17    Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
Section 9.18    USA PATRIOT Act Notice. Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

Section 9.19    Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided, however, that, except in the case of disclosure to bank regulators or examiners in accordance with customary banking practices, if legally permitted, written notice of each instance in which Information is required or requested to be disclosed shall be furnished to the Borrower not less than 30 days prior to the expected date of such disclosure or, if 30 days’ notice is not practicable under the circumstances, as promptly as practicable under the circumstances, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or any action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.19, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap or derivative or similar transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (iii) any rating agency, or (iv) the CUSIP Service Bureau or any similar organization, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement and the other Loan Documents.
For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section 9.19 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Section 9.20    No Fiduciary Duty. The Borrower acknowledges that each of the Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lender Parties”) is acting pursuant to a contractual relationship on an arm’s length basis, and the parties hereto do not intend that any Lender Party act or be responsible as a fiduciary to the Borrower, the Borrower’s management, stockholders or creditors or any other person. The Borrower and each Lender Party hereby expressly disclaims any fiduciary relationship and agrees they are each responsible for making their own independent judgments with respect to any transactions entered into between them. The Borrower also hereby acknowledges that no Lender Party has advised nor is advising it as to any legal, accounting, regulatory or tax matters, and that the Borrower is consulting its own advisors concerning such matters to the extent it deems appropriate.
Section 9.21    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the date first written above.
ES SINOPE HOLDING B.V., as the Borrower
By: __/s/ H.C. Charles Diao_____
Name: H.C. Charles Diao
Title:    Authorized Signatory

[Signature Page to Credit Agreement – ES Sinope Holding B.V.]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as the Administrative Agent and a Lender
By: /s/ Lillian Kim ___________
Name: Lillian Kim
Title: Director

[Signature Page to Credit Agreement – ES Sinope Holding B.V.]

SCHEDULE I
INITIAL LENDER’S INITIAL COMMITMENTS

Initial Lender	Initial Commitment
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	€400,000,000
Total Commitments	€400,000,000

Schedule I-1

SCHEDULE 1.01 – Administrative Agent’s Address
The Bank of Tokyo-Mitsubishi UFJ, Ltd.
1251 Avenue of the Americas
New York, New York 10020
United States of America
Attention: Steven Williams, BTMU Operations Office for the Americas
Phone: 201-413-8520
Email: stwilliams@us.mufg.jp

Schedule I-1

EXHIBIT A TO THE
CREDIT AGREEMENT

FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits,

[1]
For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]
For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.

[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

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causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1. Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]
2. Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]
3. Borrower:	ES Sinope Holding B.V.
4. Administrative Agent:	The Bank of Tokyo-Mitsubishi UFJ, Ltd., as the administrative agent under the Credit Agreement
5. Credit Agreement:
The Term Loan Credit Agreement dated as of September 14, 2017 among ES Sinope Holding B.V., the Lenders from time to time party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Administrative Agent.

6. Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Facility Assigned[7]	Aggregate Amount of Commitment/	Amount of Commitment/ Advances	Percentage Assigned of Commitment/	CUSIP Number

[5]	List each Assignor, as appropriate.

[6]	List each Assignor, as appropriate.

[7]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment

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Advances for all Lenders[8]	Assigned[8]	Advances[9]

$	$	%
$	$	%
$	$	%

[7.    Trade Date:        ______________]10

[8]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[9]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Advances of all Lenders thereunder.

[10]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

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Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]11
[NAME OF ASSIGNOR]
By:
Name:
Title:
[NAME OF ASSIGNOR]
By:
Name:
Title:
ASSIGNEE[S]12
[NAME OF ASSIGNEE]
By:
Name:
Title:
[NAME OF ASSIGNEE]
By:
Name:
Title:
[Consented to and]13 Accepted:
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as
Administrative Agent
By:
Name:
Title:

[11]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

[12]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

[13]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

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[Consented to:]14
ES SINOPE HOLDING B.V.
By:
Name:
Title:

14 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

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ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.
1.1    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.07(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.07(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01(b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

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2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or email shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT C TO THE
CREDIT AGREEMENT

FORM OF NOTE

Dated: [*]
FOR VALUE RECEIVED, the undersigned, ES Sinope Holding B.V., a private company with limited liability incorporated under the laws of the Netherlands (the “Borrower”), HEREBY PROMISES TO PAY to the order of _______________ (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of the Initial Advance made by the Lender to the Borrower pursuant to the Term Loan Credit Agreement dated as of September 14, 2017 among the Borrower, the Lender and certain other lenders and financial institutions from time to time parties thereto, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Administrative Agent for the Lender and such other lenders (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined).
The Borrower promises to pay interest on the unpaid principal amount of the Initial Advance from the date of the Initial Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.
Both principal and interest in respect of the Initial Advance shall be made to the Administrative Agent for the account of the Lender at the address referred to in Section 9.02 of the Credit Agreement in same day funds. The Initial Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.
This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, provides for the making an Initial Advance by the Lender to the Borrower in an amount not to exceed the Lender’s Commitment. Upon the occurrence and continuation of one or more Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement.
ES SINOPE HOLDING B.V.
By
Name:
Title:

INITIAL ADVANCE AND PAYMENTS WITH RESPECT THERETO

Date	Type of Advance	Amount of Advance	End of Interest Period	Amount of Principal or Interest Paid or Prepaid	Unpaid Principal Balance	Notation Made By

EXHIBIT D TO THE
CREDIT AGREEMENT
FORM OF NOTICE OF BORROWING
The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Administrative
Agent for the Lenders party
to the Credit Agreement
referred to below
1251 Avenue of the Americas, 12th Floor
New York, New York 10020
Attention: Steven Williams, BTMU Operations Office for the Americas
Email: stwilliams@us.mufg.jp
Telephone: 201-413-8520

[Date]

Ladies and Gentlemen:
The undersigned, ES Sinope Holding B.V., refers to the Term Loan Credit Agreement expected to be dated on or around September 14, 2017 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Administrative Agent for the Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:
(a)    The Business Day of the Proposed Borrowing is _______________, 20__.
(b)    The amount of the Proposed Borrowing is €__________.
(c)     The wire transfer instructions shall be provided under separate cover by the Borrower to the Administrative Agent.
The Credit Agreement has not yet become effective, and must become effective in order for the Proposed Borrowing to occur. In order to induce the Initial Lender to agree to make an Initial Advance as part of such Eurocurrency Rate Advance, the Borrower hereby agrees, for the benefit of the Initial Lender, that (a) on and following the Effective Date, such Eurocurrency Rate Advance shall for all purposes be deemed to have been requested under and in accordance with the Credit Agreement and (b) if for any reason the Credit Agreement does not become effective, or the Credit Agreement becomes effective but such Eurocurrency Rate Advance does not occur on the date of the effectiveness of the Credit Agreement, the Borrower agrees to be bound by the provisions of Section 2.02(c) of the Credit Agreement in respect of such Eurocurrency Rate Advance, and to take any action or pay any amount that would be required to be taken or paid by it under Section 2.02(c) of the Credit Agreement as if the Credit Agreement had been in effect at the time such Eurocurrency Rate Advance was requested.

Very truly yours,

ES SINOPE HOLDING B.V.
By
Name:
Title:

EXHIBIT E-1 TO THE
CREDIT AGREEMENT

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to that certain Term Loan Credit Agreement, dated as of September 14, 2017 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein and not otherwise defined herein being used herein as defined therein), among ES Sinope Holding B.V., a private company with limited liability incorporated under the laws of the Netherlands (the "Borrower"), the Lenders parties thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as agent for the Lenders (the "Administrative Agent").
Pursuant to the provisions of Section 2.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Advance(s) (as well as any Note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT E-2 TO THE
CREDIT AGREEMENT

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to that certain Term Loan Credit Agreement, dated as of September 14, 2017 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein and not otherwise defined herein being used herein as defined therein), among ES Sinope Holding B.V., a private company with limited liability incorporated under the laws of the Netherlands (the "Borrower"), the Lenders parties thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as agent for the Lenders (the "Administrative Agent").
Pursuant to the provisions of Section 2.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT E-3 TO THE
CREDIT AGREEMENT

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to that certain Term Loan Credit Agreement, dated as of September 14, 2017 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein and not otherwise defined herein being used herein as defined therein), among ES Sinope Holding B.V., a private company with limited liability incorporated under the laws of the Netherlands (the "Borrower"), the Lenders parties thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as agent for the Lenders (the "Administrative Agent").
Pursuant to the provisions of Section 2.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT E-4 TO THE
CREDIT AGREEMENT

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to that certain Term Loan Credit Agreement, dated as of September 14, 2017 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein and not otherwise defined herein being used herein as defined therein), among ES Sinope Holding B.V., a private company with limited liability incorporated under the laws of the Netherlands (the "Borrower"), the Lenders parties thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as agent for the Lenders (the "Administrative Agent").
Pursuant to the provisions of Section 2.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Advance(s) (as well as any Note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Advance(s) (as well as any Note(s) evidencing such Advance(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]